Exhibit 2.2.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of January 2, 2015, by and among loanDepot.com, LLC, a Delaware limited liability company (“Buyer”), (b) Mortgage Master, Inc., a Massachusetts corporation (“Seller”), (c) Leif Thomsen, Ann Thomsen, and CALM Associates Trust (the “Trust” and, collectively with the other Persons in clause (c), the “Shareholders”), and (d) the Seller Party Representative (as defined in the Agreement). Buyer, Seller, the Shareholders and the Seller Party Representative are sometimes collectively referred to as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Asset Purchase Agreement, dated as of November 12, 2014, by and among the Parties (the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement, effective as of the date of this Amendment, on the terms and subject to the conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and provisions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 3.7(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

““Acquired Seller Pipeline Bonus Amount” means (A) with respect to the period of time commencing on the date immediately following the Closing Date and ended on January 31, 2015, 100% of the Pre-Tax Division Earnings for such period; (B) with respect to the calendar month ending on February 28, 2015, 95% of the Pre-Tax Division Earnings for such period; and (C) with respect to the calendar month ending on March 31, 2015, 50% of the Pre-Tax Division Earnings for such period. Each of the foregoing periods is referred to as a “Bonus Month”.”

2. Section 3.7(a)(xiv) of the Agreement is hereby deleted in its entirety and replaced with the following:

““Measuring Period” means the trailing 12 months ended on the calendar month end immediately prior to the Liquidity Event; provided, however, that if less than 12 full calendar months have elapsed (as of the date of the Liquidity Event) since the first month end immediately following the Closing Date (or if the Closing Date is a month end, then since the Closing Date), then the “Measuring Period” means the period of time commencing on the first day immediately following the Closing Date and ending on the calendar month end immediately prior to the Liquidity Event.”

3. Schedule 2.1(b) of the Agreement is deleted in its entirety and replaced with Schedule 2.1(b) attached hereto as Exhibit A.

4. Schedule 3.7(a)(vii)(A) of the Agreement is deleted in its entirety and replaced with Schedule 3.7(a)(vii)(A) attached hereto as Exhibit B.

5. Reference to and Effect on Agreement. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “hereto,” herein” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

6. Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Amendment.

7. Execution in Counterparts; Facsimile. This Amendment may be executed in two or more counterparts and via facsimile, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Seller and Buyer.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed or caused this First Amendment to Asset Purchase Agreement to be executed and delivered as of the day and year first above written.

BUYER

loanDepot.com, LLC

By:	/s/ Anthony Hsieh
Name:	Anthony Hsieh
Title:	Chief Executive Officer

SELLER

Mortgage Master, Inc.

By:	/s/ Paul G. Anastos
Name:	Paul G. Anastos
Title:	President

Signature Page to First Amendment to Asset Purchase Agreement

SHAREHOLDERS

CALM Associates Trust

By:	/s/ Leif Thomsen
Name:	Leif Thomsen
Title:	Trustee

Signature Page to First Amendment to Asset Purchase Agreement

By:	/s/ Leif Thomsen
Name:	Leif Thomsen

Signature Page to First Amendment to Asset Purchase Agreement

By:	/s/ Ann Thomsen
Name:	Ann Thomsen

Signature Page to First Amendment to Asset Purchase Agreement

SELLER PARTY REPRESENTATIVE

By:	/s/ Leif Thomsen
Name:	Leif Thomsen

Signature Page to First Amendment to Asset Purchase Agreement